Exhibit 99.1

FedEx Reports Preliminary First Quarter Financial Results

and Provides Update on Outlook

MEMPHIS, Tenn., September 15, 2022…FedEx Corp. (NYSE: FDX) today provided a business update and announced the following preliminary unaudited consolidated results for the quarter ended August 31, 2022 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2023		Fiscal 2022
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$23.2 billion	$23.2 billion	$22.0 billion	$22.0 billion
Operating income	$1.19 billion	$1.23 billion	$1.40 billion	$1.49 billion
Diluted EPS	$3.33	$3.44	$4.09	$4.37

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2023	Fiscal 2022
Business optimization costs	$0.07	$ —
Business realignment costs	0.04	0.19
TNT Express integration expenses	—	0.08

First quarter results were adversely impacted by global volume softness that accelerated in the final weeks of the quarter. FedEx Express results were particularly impacted by macroeconomic weakness in Asia and service challenges in Europe, leading to a revenue shortfall in this segment of approximately $500 million relative to company forecasts. FedEx Ground revenue was approximately $300 million below company forecasts.

While the company took immediate and decisive action to adjust its cost base, the impact of cost actions lagged volume declines, and operating expenses remained high relative to demand. Please see the tables below for preliminary results for each transportation segment.

“Global volumes declined as macroeconomic trends significantly worsened later in the quarter, both internationally and in the U.S. We are swiftly addressing these headwinds, but given the speed at which conditions shifted, first quarter results are below our expectations,” said Raj Subramaniam, FedEx Corporation president and chief executive officer. “While this performance is disappointing, we are aggressively accelerating cost reduction efforts and evaluating additional measures to enhance productivity, reduce variable costs, and implement structural cost-reduction initiatives. These efforts are aligned with the strategy we outlined in June, and I remain confident in achieving our fiscal year 2025 financial targets.”

Cost Initiatives

The company expects the benefits of cost actions to mitigate the effects of reduced demand throughout the remainder of fiscal 2023. These cost actions include:

•
Reduction in flight frequencies and temporarily parking aircraft;
•
Volume-related reductions in labor hours and other linehaul expenses;
•
Consolidation of certain sort operations to drive productivity;
•
Reduction of Sunday operations at a number of FedEx Ground locations;
•
Cancellation of certain planned network capacity and other projects;
•
Deferral of staff hiring;
•
Closure of over 90 FedEx Office locations; and
•
Identification of five corporate office facilities to be closed, with additional real estate rationalization planning under way.

Outlook

•
As a result of the preliminary first quarter financial performance and expectations for a continued volatile operating environment, FedEx is withdrawing its fiscal year 2023 earnings forecast provided on June 23, 2022.
•
While continuing aggressive cost reduction actions, the company expects business conditions to further weaken in the second quarter. For the second quarter of fiscal 2023, FedEx is currently expecting revenue of $23.5 billion to $24.0 billion, earnings per diluted share of $2.65 or greater, and earnings per diluted share excluding costs related to business optimization initiatives and business realignment activities of $2.75 or greater.
•
Anticipated capital spending for fiscal year 2023 has been revised to $6.3 billion, compared to the prior forecast of $6.8 billion.
•
The company reaffirms its previously announced plan to repurchase $1.5 billion of FedEx common stock in fiscal 2023. The company expects to repurchase $1.0 billion of FedEx common stock during the second quarter.

These forecasts assume the company’s current economic forecast and fuel price expectations, no additional COVID-19-related business restrictions, successful completion of the planned stock repurchases during the second quarter, and no additional adverse geopolitical developments. FedEx’s earnings per share forecast is based on current law and related regulations and guidance.

FedEx plans to provide additional details on its cost initiatives and updated outlook during its upcoming earnings call, scheduled for 5:30 p.m. EDT on September 22, 2022.

Transportation Segment Performance for the Quarter Ended August 31:

FedEx Express

(Adjusted measures exclude the items discussed below under "Reconciliations of Non-GAAP Financial Measures to GAAP Financial Measures.")

	Fiscal 2023		Fiscal 2022
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$11.1 billion	$11.1 billion	$11.0 billion	$11.0 billion
Operating income	$174 million	$188 million	$567 million	$660 million

FedEx Ground

	Fiscal 2023	Fiscal 2022
	As Reported (GAAP)	As Reported (GAAP)
Revenue	$8.2 billion	$7.7 billion
Operating income	$694 million	$671 million

FedEx Freight

	Fiscal 2023	Fiscal 2022
	As Reported (GAAP)	As Reported (GAAP)
Revenue	$2.7 billion	$2.3 billion
Operating income	$651 million	$390 million

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $95 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its nearly 550,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine and other geopolitical and regulatory developments; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics, and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our ability to successfully implement our FedEx Express workforce reduction plan in Europe and to continue to transform and optimize the FedEx Express international business, particularly in Europe; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine and other geopolitical and regulatory developments; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; and

other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Jenny Robertson 901-434-4829

Investor Contact: Mickey Foster 901-818-7468

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2023 and Fiscal 2022 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2023 (preliminary) and 2022 consolidated operating income and diluted earnings per share and adjusted first quarter fiscal 2023 (preliminary) and 2022 FedEx Express segment operating income. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•
Business optimization costs in fiscal 2023;
•
Business realignment costs in fiscal 2023 and 2022; and
•
TNT Express integration expenses incurred in fiscal 2022.

Costs related to business optimization initiatives and costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe are excluded from our first quarter fiscal 2023 and 2022 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We incurred significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our first quarter fiscal 2022 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees and other operating expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter Fiscal 2023

FedEx Corporation

Dollars in millions, except EPS	Operating Income	Diluted Earnings Per Share
GAAP measure	$1,191	$3.33
Business optimization costs[1]	24	0.07
Business realignment costs[2]	14	0.04
Non-GAAP measure	$1,229	$3.44

FedEx Express Segment

Dollars in millions	Operating Income
GAAP measure	$174
Business realignment costs	14
Non-GAAP measure	$188

First Quarter Fiscal 2022

FedEx Corporation

Dollars in millions, except EPS	Operating Income	Diluted Earnings Per Share[4]
GAAP measure	$1,398	$4.09
Business realignment costs[2]	67	0.19
TNT Express integration expenses[3]	29	0.08
Non-GAAP measure	$1,494	$4.37

FedEx Express Segment

Dollars in millions	Operating Income
GAAP measure	$567
Business realignment costs	67
TNT Express integration expenses	26
Non-GAAP measure	$660

Second Quarter Fiscal 2023 Earnings Per Share Forecast

Our second quarter fiscal 2023 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes estimated fiscal 2023 costs related to business optimization initiatives and business realignment activities. We do not expect to record mark-to-market retirement plan accounting adjustments during the second quarter of fiscal 2023.

We have provided this non-GAAP financial measure for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our second quarter fiscal 2023 EPS forecast for the same reasons described above for historical non-GAAP measures. The table below outlines the impacts of these items on our second quarter fiscal 2023 EPS forecast.

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share (GAAP)		$2.65

Business optimization costs	$25
Income tax effect[5]	(5)
Net of tax effect	$20	0.08

Business realignment costs	$7
Income tax effect[5]	(2)
Net of tax effect	$5	0.02

Earnings per diluted share with adjustments (non-GAAP)		$2.75

Notes:

1 – Business optimization costs were recognized at FedEx Corporation.

2 – Business realignment costs were recognized at FedEx Express.

3 – These expenses were recognized at FedEx Corporation and FedEx Express.

4 – Does not sum to total due to rounding.

5 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.